EXHIBIT 4.22

                     AMENDMENT TO SUBORDINATION AGREEMENT


      THIS FIRST AMENDMENT TO SUBORDINATION AGREEMENT (the "Amendment"), dated as of October 30, 1998, is by and among Comerica Bank-Texas, as Agent for the Senior Creditors ("AGENT"), RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, and RIMCO Partners, L.P. IV (each a "SUBORDINATE LENDER" and collectively, the "SUBORDINATED LENDERS"), Cliffwood Oil & Gas Corp. ("Cliffwood"), Cliffwood Energy Company ("CEC") and Cliffwood Production Company ("CPC") (Cliffwood, CEC and CPC, together with their successors and assigns, the "Borrowers") and the other Loan Parties and is made for the express benefit of the Senior Creditors.

                                   RECITALS:

                  A. As of December 30, 1997, the Agent (on behalf of the Senior Creditors), the Subordinate Creditors, and the Loan Parties entered into a Subordination Agreement (the "Agreement").

                  B. The Borrowers have requested an increase in the Senior Debt and the Agent and the Senior Creditors are willing to extend additional Senior Debt to the Borrowers, subject to, among other things, this Amendment.

                  C. The Subordinate Creditors are willing to enter into this Amendment as part of the inducement for the Senior Creditors increasing the amount of Senior Debt available to the Borrowers.

                  D. The Agent, the Senior Creditors, the Subordinate Creditors and the Loan parties now desire to amend the Agreement as herein set forth.

      NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, intending to be legally bound:

                                   ARTICLE I

                                  DEFINITIONS

      1.1 DEFINITIONS. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.


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                                  ARTICLE II

                                  AMENDMENTS

      2.1 AMENDMENT TO DEFINITION OF SENIOR DEBT. The definition of "Senior Debt" found in Section 1 is amended by deleting the reference to "$35,000,000" and inserting in lieu thereof a reference to "$60,000,000."

                                  ARTICLE III

                             CONDITIONS PRECEDENT

      3.1 CONDITIONS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

            (a) Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to it:

                  (1)    AMENDMENT.  This Amendment signed by all parties; and

                  (2) AMENDMENT TO SUBORDINATE LOAN DOCUMENTS. An amendment, signed by all parties thereto, amending Section 10.03 of the December 31, 1997 Note Purchase Agreement between Subordinate Creditors and Texoil, Inc. to make it clear that the Senior Debt is subtracted from Current Liabilities in determining compliance with
            Section 10.03(a) thereof.


                                  ARTICLE IV

                                 MISCELLANEOUS

       4.1 RATIFICATIONS. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. The parties hereto agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

       4.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment or the Agreement shall survive the execution and delivery of this Amendment, and no investigation by any party or any closing shall affect the representations and warranties or the right of such party to rely upon them.


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       4.3 SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

       4.4 APPLICABLE LAW. This Amendment shall be deemed to have been made and to be performable in Houston, Harris County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

       4.5 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

       4.6 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

       4.7 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

       4.8 ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

       Executed as of the date first written above.


                  [Balance of Page Left Blank Intentionally]

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SUBORDINATE CREDITORS:                    SENIOR CREDITORS:

RIMCO PARTNERS, L.P.,                     COMERICA BANK-TEXAS,
RIMCO PARTNERS, L.P. II,                  individually and as Agent
RIMCO PARTNERS, L.P. III, and
RIMCO PARTNERS, L.P. IV,                  By:/S/ JAMES KIMBLE
                                                 James W. Kimble
By:   Resource Investors Management              Vice President
      Company Limited Partnership,
      their general partner               FIRST UNION NATIONAL BANK

      By:RIMCO Associates, Inc.,
         its general partner              By:/S/ JAY M. CHERNOSKY
                                                 Jay M. Chernosky
                                                 Senior Vice President
         By:/S/ GARY MILAVEC
            Name:  Gary Milavec           CLIFFWOOD OIL & GAS CORP.
            Title:    Vice President      CLIFFWOOD ENERGY COMPANY and
                                          CLIFFWOOD PRODUCTION CO.


                                          By:/S/ FRANK A. LODZINSKI
                                                 President of each

                                          TEXOIL, INC. and
                                          TEXOIL COMPANY


                                          By:/S/ FRANK A. LODZINSKI
                                                President of each

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